EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Nortek, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated March 8, 2000, included in this Form 10-K, into the Company's previously filed Registration statements on Form S-8 (File Nos. 33-22527, 333-39293, 333-76345 and 333-79651).



ARTHUR ANDERSEN LLP



Boston, Massachusetts,
March 8, 2000